Second Quarter 2024 Results July 25, 2024

2nd Quarter 2024 2 Cautionary Statement Forward-Looking Information The presentation may include forward‐looking statements within the meaning of the federal securities laws by the Company pertaining to such matters as our goals, intentions, and expectations regarding (a) revenues, earnings, loan production, asset quality, liquidity position, capital levels, risk analysis, divestitures, acquisitions, and other material transactions, among other matters; (b) the future costs and benefits of the actions we may take; (c) our assessments of credit risk and probable losses on loans and associated allowances and reserves; (d) our assessments of interest rate and other market risks; (e) our ability to execute on our strategic plan, including the sufficiency of our internal resources, procedures and systems; (f) our ability to attract, incentivize, and retain key personnel and the roles of key personnel; (g) our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, and our ability to fully and timely implement the risk management programs institutions greater than $100 billion in assets must maintain; (h) the effect on our capital ratios of the approval of certain proposals approved by our shareholders during our 2024 annual meeting of shareholders; (i) the conversion or exchange of shares of the Company’s preferred stock; (j) the payment of dividends on shares of the Company’s capital stock, including adjustments to the amount of dividends payable on shares of the Company’s preferred stock; (k) the availability of equity and dilution of existing equity holders associated with amendments to the 2020 Omnibus Incentive Plan; (l) the effects of the reverse stock split; and (m) transactions relating to the sale of our mortgage business and mortgage warehouse business. Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “confident,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward‐looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward‐looking statements. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results. Our forward‐looking statements are subject to, among others, the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities, credit and financial markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios, including associated allowances and reserves; changes in future allowance for credit losses, including changes required under relevant accounting and regulatory requirements; the ability to pay future dividends; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; recent turnover in our Board of Directors and our executive management team; changes in our strategic plan, including changes in our internal resources, procedures and systems, and our ability to successfully implement such plan; changes in competitive pressures among financial institutions or from non‐financial institutions; changes in legislation, regulations, and policies; the imposition of restrictions on our operations by bank regulators; the outcome of pending or threatened litigation, or of investigations or any other matters before regulatory agencies, whether currently existing or commencing in the future; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations). More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10‐K/A for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and in other SEC reports we file. Our forward‐looking statements may also be subject to other risks and uncertainties, including those we may discuss in this Amendment, during investor presentations, or in our other SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov. Our Supplemental Use of Non-GAAP Financial Measures This presentation may contain certain non-GAAP financial measures which management believes to be useful to investors in understanding the Company’s performance and financial condition, and in comparing our performance and financial condition with those of other banks. Such non-GAAP financial measures are supplemental to and are not to be considered in isolation or as a substitute for, measures calculated in accordance with GAAP.

Strategic Update

Significant Progress Continues in Our Transition Year

1. Bolster Management and Board

- Board transformation complete
- Nine additional senior executives joined during second quarter 2024 for a total of 16 new senior executives to date

2. Ongoing Execution of Operating Plan

- 5.6% deposit growth in second quarter 2024
- Diversifying and strengthening balance sheet
- Exiting two non-core businesses
- On track to meet the expense targets in our forecast

3. Achievable Capital and Earnings Forecast

- Strategic sales add ~130 basis points to CET1 ratio
- Pro-forma CET1 of 11.2%, in line or above peers
- Incremental improvements to NIM and NII through loan portfolio repricing

4. Improve Funding Profile

- Pro-forma liquidity of $39.7 billion resulting in over 300% coverage ratio to uninsured deposits
- Approximately $6.5 billion additional liquidity post divestitures and deposit growth

5. Focus on Credit Risk Management

- Loan review covers ~75% of CRE portfolio
- Addressing problem loans through additional charge-offs and ACL build to 1.78%
- Focus on remediation of problem loans
- Added talent and resources in this area

Long-Term Targets

ROAA : 1%+

ROATCE: 11-12%

CET1 Ratio: 10.5-11.5%

NYCB flagstar

2nd Quarter 2024 | 3

2nd Quarter 2024 4 Positive Momentum Continued During Second Quarter 2024 On Our Business Plan 4 1 Meaningfully Enhanced Liquidity and Capital 3 Meaningful CRE Payoffs at Par, Including Nearly 50% in Classified Categories Further Actions Taken on the Loan Portfolio to Properly Evaluate Remaining Risk 2 Grew Deposits In Areas of Key Focus Including Retail and Private Banking 5 Successfully Executing Sales of Non-Core Businesses Key Takeaways 6 Built Positive Momentum in C&I Franchise Expansion

Meaningfully Revamped Senior Leadership and Key Functional Areas

Overhauled Majority of Executive Management Since Capital Infusion
Rebuilt Credit, Risk, Audit and Finance Functions From the Top Down

Joseph Otting Executive Chairman, President & Chief Executive Officer	**Craig Gifford** Senior Executive Vice President & Chief Financial Officer	**Reginald Davis** Senior Executive Vice President & President of Consumer and Small Business Banking
Kris Gagnon Senior Executive Vice President & Chief Credit Officer	**Bao Nguyen** Senior Executive Vice President, General Counsel & Chief of Staff	**Richard Raffetto** Senior Executive Vice President, President of Commercial & Private Banking
Scott Shepherd Senior Executive Vice President & President of Commercial Real Estate	**Lee Smith** Senior Executive Vice President & President of Mortgage	**George Buchanan** Executive Vice President & Chief Risk Officer
Adam Feit Executive Vice President & Head of Specialized Industries Banking and Capital Markets	**William Fitzgerald** Executive Vice President & Head of Workout - Commercial	**Don Howard** Executive Vice President & Director of Regulatory, Governance Risk, & Controls
Colleen McCullum Executive Vice President & Chief Audit Executive	**Sydney Menefee** Executive Vice President & Senior Director, Strategic Financial & Capital Management	**Robert Phelps** Executive Vice President & Special Advisor to the CEO
James Simons Executive Vice President & Special Advisor to the CEO	**Bryan Hubbard** Senior Vice President & Senior Regulatory Program Manager	**Thomas Lyons** Senior Vice President, Director of Finance Business Risk & Controls

Hires Since Capital Raise

Q2'24 Hires

flagstar
2nd Quarter 2024 | 5

2nd Quarter 2024 6 Divestiture Update • Sold ~$6.1 billion in loans at par • Adds approximately 70 bps to CET1 ratio • Proceeds will be used to pay down wholesale borrowings and fund future C&I loan growth Mortgage Warehouse 1 • At closing, will add approximately 60 bps to CET1 ratio • Will reduce high cost, volatile mortgage deposits Transaction Details: • $1.4 billion all cash sale price • Sold $1.2 billion of assets and subservicing business at premium to book value • Expected to close in fourth-quarter 2024 Mortgage Servicing 2

Capital and Liquidity Position

	NYCB Flagstar Q4'23	NYCB Flagstar Q1'24	NYCB Flagstar Q2'24	Category IV Banks Most Recent Available	$50 – 100B Asset Banks Most Recent Available
CET1 Ratio, as Converted (Pro-forma for warehouse and mortgage sale)	9.0%	10.1%(1)	11.2%(1)	10.6%	11.0%
CET1 Ratio, as Converted (Pro-forma for warehouse and mortgage sale, inclusive of AOCI)(1)(2)	8.4%	9.4%(1)(2)	10.4%(1)(2)	8.6%	9.4%
Cash + Securities / Assets	18.1%	19.7%	24.8%	28.7%	23.9%
Insured Deposits	67%(3)	84%(3)	84%(3)	55%	58%

Source: S&P Capital IQ Pro.
Note: See cautionary statements on page 2.
Note 1: Assumes conversion of the remaining convertible preferred securities. $258 million of the preferred securities in the March 2024 remain to be converted upon receipt of certain governmental approvals. Also includes the pro-forma effect of lower risk weighted assets and increased equity from transaction gains from the third quarter 2024 business divestitures.
Note 2: (CET1 + AOCI – CF Hedge in AOCI) / RWA; Exclusion of AOCI adjusted for cash flow hedges on loan portfolio.
Note 3: Excludes collateralized deposits and excludes internal deposits.

flagstar
2nd Quarter 2024 | 7

2nd Quarter 2024 8 Forecast Update 2024 2025 2026 Q4’26 Annualized Q2’27 Annualized Diluted Core EPS(1)(2) ($2.20 – 2.30) $0.00 – 0.05 $1.25 – 1.30 $1.60 – 1.70 $2.00 – 2.10 Efficiency Ratio(3) 90 – 95% 75 – 80% 55 – 60% 50 – 55% 50 – 55% CET1 Ratio 10.75 – 11.00% 10.50 – 11.00% 10.25 – 10.50% 10.25 – 10.50% 10.75 – 11.00% ROAA NM NM 0.50 – 0.60% 0.65 – 0.70% 0.85 – 0.90% ROATCE NM NM 7.50 – 8.00% 9.25 – 9.50% 11.25 – 11.50% TBV Per Share(1)(4) $17.50 – 18.00 $17.50 – 18.00 $19.25 – 19.75 $19.25 – 19.75 $21.00 – 21.25 Note: See cautionary statements on page 2 Note 1: Reflects the impact of the reverse stock split which was effective July 12, 2024 Note 2: Excludes impact from bargain purchase gain, gain on sale of mortgage servicing, and merger-related expenses Note 3: Excludes impact from bargain purchase gain, gain on sale of mortgage servicing, intangible asset amortization, and merger-related expenses Note 4: Excludes warrants Includes impact from the Mortgage Warehouse and Mortgage Servicing sales

2nd Quarter 2024 9 ($ in millions) 2024 2025 2026 Q4’26 Annualized Q2’27 Annualized Net Interest Income $2,200 – 2,250 $2,200 – 2,250 $2,800 – 2,900 $2,950 – 3,050 $3,050 – 3,150 Net Interest Margin 2.00 – 2.10% 2.05 – 2.20% 2.50 – 2.70% 2.65 – 2.75% 2.80 – 2.90% Provision for Loan Losses $900 – 1,000 $225 – 275 $225 – 275 $225 – 275 $150 – 180 Noninterest Income $350 – 400(1) $125 – 135 $130 – 140 $130 – 140 $145 – 155 Noninterest Expense(2) $2,350 – 2,400 $1,850 – 1,900 $1,700 – 1,750 $1,625 – 1,675 $1,625 – 1,675 Tax Rate ~19% NM ~29% ~29% ~27% Note: See cautionary statements on page 2 Note 1: Excludes bargain purchase gain and gain on sale of mortgage servicing Note 2: Excludes merger-related expenses and intangible asset amortization Forecast Update (cont’d) Includes impact from the Mortgage Warehouse and Mortgage Servicing sales

2nd Quarter 2024 10 Significant CRE Portfolio Payoffs Payoffs Payoffs as a % of Loan Category Classified (%) Multi-Family $714 million 2.0% 45% Office $110 million 4.2% 94% Non-Office CRE $108 million 2.1% 24% Total CRE $932 million 2.1% 48% Nearly half of the payoffs were from classified loans and all the payoffs in the quarter occurred at par CRE Portfolio Payoffs During Q2’24

2nd Quarter 2024 11 Thorough review on MF and CRE loan portfolios now at 75% and will continue to proactively review remaining population of lower risk small balance loans Multi-Family $33.9 45% C&I $17.8 24% CRE $13.2 18% 1-4 Family $5.8 8% Co-op $2.1 3% Other $1.8 2% Multi-Family $33.9 77% Non-Office CRE $7.1 16% Office $2.8 7% Loan Portfolio | In-Depth Review Total Loans HFI: $74.6 Billion Multi-Family and CRE: $43.9 Billion (UPB) In-Depth MF and CRE Review: $32.8 Billion UPB or 75% Reviewed Overview of In-Depth Loan Review Process Note 1: CRE includes Construction & Development and Owner-Occupied CRE. Note 2: Excludes Owner-Occupied CRE (will not sum to $13.2 billion). (1) (2) (2) Multi- Family $27.1B Non-Office CRE $3.4B Office $2.3B UPB ($B) Average UPB ($M) Office Reviewed $2.3 $24.1 Under Review $0.5 $4.2 Multi-Family Reviewed $27.1 $10.7 Under Review $6.9 $4.7 Non-Office CRE Reviewed $3.4 $8.5 Under Review $3.7 $1.4

2nd Quarter 2024 12 Multi-Family Portfolio | Overview Highlights ◼ Q2’24 Multi-Family, excluding Co-op, portfolio ALLL: 1.81% | Increased from 1.36% in Q1’24 ◼ Increase in loan loss reserve reflects impact of continued higher rates and persistent inflation on some borrowers ◼ Over the past 18 months, $2.9 billion of Multi-Family rent- regulated loans have repriced; 25% of these loans paid off, while 69% repriced to an average rate of 8.19% from 3.85%. ◼ Multi-Family ALLL reflects the mix of the company’s loans including the rent-regulated loans $35.4 $35.2 $34.8 $33.9 6/30/23 12/31/23 3/31/24 6/30/24 Proactively Reducing Multi-Family Exposure(1) -4.2% Note 1: Reflects Multi-family UPB excluding Co-op loans Note 2: Northeast Multi-Family peers include banks with disclosed Multi-Family ALLL ratios: BPOP, EWBC, and WBS as of 6/30/24 and BHLB, DCOM, FFIC and FLIC as of 3/31/24. $ in billions 1.8% 1.0% 0.9% 0.8% 0.5% 0.4% 0.4% 0.3% Peer 1 Peer2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 NYCB Flagstar Multi-Family ALLL Ratio vs Peers(2)

2nd Quarter 2024 13 $2,043 $4,986 $5,079 $21,367 2024 2025 2026 2027+ Multi-Family Portfolio | In-Depth Review Highlights ◼ 80% of total Multi-family loans reviewed to date ◼ 100% of the largest loans have been reviewed Multi-Family Portfolio Reviewed (UPB) Under Review $6.9B 20% Reviewed $27.1B 80% Multi-Family Portfolio Profile (UPB) Large Balance Reviewed Small Balance Reviewed Small Balance Under Review Total Portfolio UPB $12.6 billion $14.4 billion $6.9 billion $33.9 billion # of Loans 241 2,300 1,435 3,976 Average Loan Size $52.4 million $6.3 million $4.7 million $8.5 million Option/Contractual Maturity per Year (UPB) $ in millions

2nd Quarter 2024 14 Highlights ◼ Already reviewed 82% of office portfolio, remaining is smaller balance loans ◼ ALLL coverage on Office portfolio was lower QoQ driven by increase in chargeoffs ◼ When chargeoffs for last 4 quarters are combined with allowance for loan loss on office loans, adjusted coverage ratio would be 16.5% Office Portfolio Reviewed (UPB) Office Portfolio Profile (UPB) Reviewed $2.3B 82% Under Review $0.5B 18% Office Portfolio | In-Depth Review NYCB Flagstar Office ALLL Ratio vs. Office Peers(1) 12.0% 11.1% 7.0% 6.6% 6.4% 6.3% 5.4% 4.1% 3.8% 3.7% 3.1% 9.9% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Office NCOs LTM % of Office Loans 6/30/24 Office ALLL Coverage Ratio Note 1: Peers include banks with disclosed Office ALLL ratios (CFG, EGBN, EWBC, HBAN, KEY, RF, WBS and ZION as of 6/30/24 and CFR and FCNC.A as of 3/31/24) Large Balance Reviewed Small Balance Reviewed Small Balance Under Review Total Portfolio UPB $2.0 billion $0.3 billion $0.5 billion $2.8 billion # of Loans 49 46 121 216 Average Loan Size $41.5 million $5.6 million $4.2 million $12.9 million 16.5%

2nd Quarter 2024 15 Non-Office CRE Portfolio | Overview ◼ Q2’24 Non-Office CRE portfolio ALLL: 1.88%, or 2.19% excluding owner-occupied ◼ In-depth reviews performed on 48% of the portfolio ◼ Most loans under review are non-New York City small balance loans Total Non-Office CRE Portfolio Profile (UPB) Breakdown by Collateral Type (UPB) Total Non-Office CRE Portfolio Reviewed (UPB)(1) Highlights Note 1: Excludes Owner-Occupied CRE. Reviewed $3.4B 48% Under Review $3.7B 52% Retail 26% Home Builder 25% C&D 16% Industrial 8% Other CRE 25% Large Balance Reviewed Small Balance Reviewed Small Balance Under Review Total Portfolio UPB $1.8 billion $1.6 billion $3.7 billion $7.1 billion # of Loans 48 350 2,533 1,157 Average Loan Size $36.7 million $4.8 million $1.5 million $2.4 million

2nd Quarter 2024 16 ACL as a % to LHFI increased to 1.78% (+$40 Million) 3/31/2024 6/30/2024 ($ in millions) Allowance ALLL % Allowance ALLL % Change in ALLL % Multi-Family $479 1.30% $618 1.71% 41bps Multi-Family (excl. Co-op) $472 1.36% $613 1.81% 45bps Co-op $7 0.33% $5 0.25% -12bps CRE $434 4.11% $325 3.31% (92bps) Office (ex. Owner-Occupied) $323 10.13% $196 6.62% (351bps) Non-Office (incl. Owner-Occupied) $107 1.53% $129 1.88% 35bps Construction & Development $48 1.50% $43 1.32% (17bps) Warehouse $4 0.08% - - - C&I $159 0.81% $177 0.98% 18bps C&I - Specialty Finance $47 0.45% $59 0.62% 17bps C&I - Non-Specialty Finance (incl. Office Owner-Occupied) $112 1.23% $118 1.40% 17bps 1-4 Family $41 0.71% $41 0.70% (1bps) Home Equity $62 4.36% $62 4.16% (20bps) Consumer and Other $4 1.37% $4 1.63% 26bps Total Loans HFI and Allowance for Loan Losses $1,215 1.48% $1,268 1.70% 22bps Unfunded Commitment Reserve $73 $58 Total Allowance for Credit Losses $1,288 1.56% $1,326 1.78% 22bps Asset Quality | Allowance for Credit Loss Detail

2nd Quarter 2024 17 ◼ Total loans 30 to 89 days past due increased to $1.2 billion at quarter-end compared to 1Q’24 ◼ Of the $1.2 billion of 30 to 89 days past due, $0.7 billion were current as of Jully 24 ◼ Adjusting for current loans as of July 24, total loans 30 to 90 days past due would have only increased $284 million to $496 million compared to 1Q’24 Highlights ◼ 61% of non-accrual loans are current on their payments ◼ Focus is on disposing/resolving nonperforming loans HighlightsNon-accrual Loans (at 6/30/2024) $ in millions Asset Quality MF $794 CRE $771 C&I $250 Other $129 Non-accrual Loans at 6/30/2024 MF CRE C&I Non-performing $363 $179 $80 Performing $431 $592 $170 % Performing 54% 77% 68% 61% Current Total Loans 30 to 89 Days Past Due Total: $1,944

2nd Quarter 2024 18 Industry Balance ($B) 6/30/2024 Noninterest-Bearing Demand $17.9 Interest-Bearing Demand $15.3 Money Markets $6.4 Savings $10.6 Retail CDs $22.4 Jumbo CDs $6.4 Total Deposits $79.0 Deposits | Overview 84% Insured and Collateralized DepositsWell Diversified Deposit Base by Product ◼ Well diversified deposit base ◼ Significant percentage of insured deposits ◼ Deposit growth of 5.6% driven by new customer acquisition and retention ◼ Estimated that only $3.7 billion of deposits, which are high-cost and volatile, at quarter-end would be impacted by the recently announced sale of the Mortgage Business HighlightsDeposit Base by Segment Insured 84% Uninsured 16% ($ in billions) 3/31/24 6/30/24 Change (%) Retail $29.3 $32.5 10.6% Private Bank $15.8 $16.3 3.6% Mortgage $8.1 $9.1 12.5% Treasury $14.7 $14.3 (2.9%) Commercial & Premier $7.0 $6.9 (1.8%) Total $74.9 $79.0 5.6% 42% of Total

2nd Quarter 2024 19 $18.2 $15.6 $5.9 $39.7 $12.8 Liquidity Net Uninsured Deposits Liquidity Sources vs. Uninsured Deposits Significant Liquidity Capacity Relative to Uninsured Deposits ▪ Our liquidity profile improved significantly compared to prior quarter ▪ Pro-forma total liquidity of $39.7 billion when including $5.9 billion of proceeds from sale of the warehouse business, driving the coverage ratio of 310% ▪ Cash held on balance sheet of $18.2 billion ▪ $15.6 billion borrowing capacity and high- quality liquid assets Highlights Cash Borrowing Capacity & High-Quality Liquid Assets $ in billions Note: Data as of 6/30/2024 Warehouse Sale Proceeds $26.9

2nd Quarter 2024 20 ($ in millions) NYCB Flagstar 6/30/24 Net Interest Income $557 Noninterest Income $114 Noninterest Expense(1) $638 Provision for Loan Losses $390 Net Income / (Loss) to Common Shareholders ($333) Diluted Earnings / (Loss) per Common Share ($1.14) Dividends Per Share $0.01 ROAA NM ROATCE NM Net Interest Margin 1.98% Cash & Cash Equivalents $18,990 Total Securities $10,549 Loans HFI, Net $73,284 Total Assets $119,055 Total Deposits $79,302 Total Borrowed Funds $28,892 Mezzanine Equity $258 Preferred Equity $503 Common Equity $7,894 ACL / Loans HFI 1.78% TBV Per Share, as reported (1) $20.89 TBV Per Share, as converted (1) $18.29 B A L A N C E S H E E T S U M M A R Y IN C O M E S T A T E M E N T S U M M A R Y Note 1: See the reconciliations of these non-GAAP measures with the comparable GAAP measures on page 23 of this release. Q2 2024 Financial Highlights

2nd Quarter 2024 21 Investment Profile ◼ Pro-forma for the capital raise, NYCB currently trades at approximately 0.60x of fully converted tangible book value, compared to 1.82x for Category IV banks and 1.55x for banks with assets between $50 - $100 billion ◼ Q2’24 TBV Per Share: $20.89 or $18.29 fully converted ◼ Q2’24 TBV: $7.3 billion or $7.6 billion fully converted ◼ Over time, as we successfully execute on our strategic plan to transform into a diversified, high-performing regional bank, this valuation gap will close ◼ NYCB has multiple levers to narrow this valuation gap: — Diversify the loan portfolio — Increase core, relationship-based deposits — Increase the level of income generated from fee-based business — Rationalize our cost structure Source: S&P Capital IQ Pro. Note: Market data as of 7/24/2024.

Appendix

2nd Quarter 2024 23 Note: $ in millions except share data | Please note that columns of data may not add due to rounding. Reconciliations of GAAP and Non-GAAP Measures Tangible Book Value Per Share - As Preferred Converted and Post-Share Split 6/30/2024 Total stockholders equity $8,397 Less: Core deposit and other intangibles 557 Less: Preferred stock 503 Tangible common stockholders equity (A) 7,338 Add: Preferred share conversion 258 Adjusted tangible common stockholders equity (B) $7,596 Common shares outstanding (C) 351,304,413 Add: Preferred shares converted to common shares 64,020,667 Adjusted common shares outstanding (D) 415,325,080 Tangible book value per common share (A / C) $20.89 Tangible book value per common share - as converted (B / D) $18.29 Adjusted Noninterest Expense Three Months Ended 6/30/2024 Noninterest expense $705 Less: Intangible asset amortization 33 Less: Merger-related and restructuring expenses 34 Adjusted noninterest expense $638

Peer Groups

Category IV Banks	Ticker
Citizens Financial	CFG
Fifth Third Bancorp	FITB
First Citizens Banc.	FCNC.A
Huntington Banc.	HBAN
KeyCorp	KEY
M&T Bank	MTB
Regions Financial	RF

Banks with $50B - $100B in Assets	Ticker
BOK Financial	BOKF
Columbia Banking System	COLB
Comerica	CMA
East West Bancorp	EWBC
First Horizon	FHN
Popular	BPOP
Synovus Financial	SNV
Valley National	VLY
Webster Financial	WBS
Western Alliance	WAL
Wintrust Financial	WTFC
Zions Bancorp	ZION

NYCB flagstar
2nd Quarter 2024 | 24

2nd Quarter 2024 25 Visit our website: ir.myNYCB.com E-mail requests to: ir@myNYCB.com Call Investor Relations at: (516) 683-4420 Write to: Investor Relations New York Community Bancorp, Inc. 102 Duffy Avenue Hicksville, NY 11801 For More Information